Appendix B
SEVERN BANCORP, INC.
AUDIT AND EXAMINING COMMITTEE CHARTER

General

This charter establishes the duties of the Audit and Examining Committee (the "Audit Committee") of the Board of Directors of Severn Bancorp, Inc. (the "Company"). The Audit Committee’s purpose is to: (A) oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; and (B) prepare an audit committee report as required by the SEC’s rules to be included in the Company’s annual proxy statements.

The Audit Committee will review and assess the adequacy of this written charter annually and recommend changes to the Board of Directors when necessary. The Audit Committee will report its activities to the full Board of Directors on a regular basis and make such recommendations to the Board of Directors as the Audit Committee may deem necessary or appropriate.

The Audit Committee shall be entitled to rely on (i) those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

Membership Requirements

The Audit Committee members will be appointed by the Board of Directors. The Committee shall be comprised of three or more members as determined by the Board of Directors. Each member must meet the following conditions: (i) be independent as defined under Rule 4200(a)(15) of The Nasdaq Stock Market, Inc. (except as set forth in Rule 4350 (d)(2)(B)); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. Additionally, the Company must have at least one member of the Audit Committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The composition of the Audit Committee and its independence will be reviewed periodically by the Board of Directors. A member shall promptly notify the Audit Committee and the Board of Directors if the member no longer meets applicable independence requirements.

The Board of Directors shall elect or appoint a chairperson of the Audit Committee (or, if it does not do so, the Audit Committee members shall elect a chairperson by vote of a majority of the full Audit Committee); the chairperson will have authority to act on behalf of the Audit Committee between meetings.

Meetings

The Audit Committee will meet at least four times per year on a quarterly basis or more frequently as circumstances require. Minutes of all meetings will be maintained and will be approved by the Audit Committee. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each Audit Committee member.

The Audit Committee may request, and the Company shall make available, any officer or employee of the Company (including any member of the internal audit or accounting staff), the Company's inside or outside counsel, independent auditors or other individuals or entities (whether or not employed by the Company and including any corporate governance employees and individuals or entities performing internal audit services as independent contractors) to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Duties and Responsibilities

The independent auditors must report directly to the Audit Committee. The Audit Committee is directly responsible for the resolution of disagreements between management and the auditor regarding financial reporting.

The Audit Committee will be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.  The Audit Committee shall ensure its receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and shall actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. The Audit Committee shall take, or shall recommend that the full Board of Directors take, appropriate action to oversee the independence of the outside auditor.

The Audit Committee shall established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor.

The Chairman of the Audit Committee and the Audit Committee Financial Expert (as defined in applicable SEC regulations) shall review the Company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q prior to management's filing of the document with the SEC.

If no other committee of the Board of Directors has been delegated with the responsibility of reviewing and approving related party transactions for potential conflict of interest, the Audit Committee shall conduct such review and approval.

The Audit Committee will prepare an audit committee report as required by the SEC, for inclusion in the Company's annual proxy statement.

The Audit Committee will review with management and its independent auditors the content and the basis for reports, issued to comply with the laws and regulations required under the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA).

The Audit Committee will review with management and compliance officer(s) the Company's compliance with laws and regulations, including the laws and regulations relating to safety and soundness designated by the FDIC and appropriate federal banking agency.

The Audit Committee shall make such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board of Directors.

The Audit Committee shall perform (i) any other functions required by applicable laws, rules, regulations or listing requirements and (ii) such other duties and responsibilities as may be assigned to the Audit Committee from time to time by the Board of Directors.

Authorization of the Company’s Whistleblower’s Policy

The Audit Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

Delegation

Any duties and responsibilities of the Audit Committee, including, but not limited to, the authority to preapprove all audit and permitted non-audit services of the auditor, may be delegated to one or more members of the Audit Committee or a subcommittee of the Audit Committee. The decisions of any member to whom authority is delegated to preapprove an audit or permitted non-audit service of the auditor shall be presented to the full Audit Committee at each of its scheduled meetings.

Other

The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other advisors, experts or consultants, as it determines necessary to carry out its duties. The Audit Committee will determine the extent of funding necessary for the payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any advisors retained by the Audit Committee; and (3) the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, all of which will be provided by the Company.

Limitations

The Audit Committee is responsible for the duties and responsibilities set forth in this charter, but its role is oversight and therefore it is not responsible for either the preparation of the Company’s financial statements or the auditing of the Company’s financial statements. The members of the Audit Committee are not employees of the Company and are not required to be accountants or auditors by profession or experts in accounting or auditing. The management of the Company has responsibility for preparing the Company's consolidated financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls, subject, in each case, to the oversight of the Audit Committee described in this charter. The review of the financial statements by the Audit Committee is not of the same character or quality as the audit performed by the independent auditors. The oversight exercised by the Audit Committee is not a guarantee that the financial statements will be free from mistake or fraud. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

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